POWER OF ATTORNEY


	Know all by these presents, that the undersigned's hereby makes, constitutes and appoints each of Ellen Kaden, John Furey, Cheryl Grant and Linda Lipscomb as
the undersigned's true and lawful attorneys-in-fact to:

(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as a reporting person pursuant to Section 16 of the Securities Exchange Act of
1934, as amended (the "Exchange Act") and the rules thereunder of Campbell Soup
Company (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act;

(2)	do and perform any and all acts for and behalf of the undersigned including electronic filings via the SEC's electronic filing system EDGAR, which may be necessary or desirable to complete and execute any such Form 3, 4 and 5 and timely file such form with the Securities and Exchange Commission ("SEC");

(3) secure CIK and CCC codes ("Codes") from the SEC, if necessary, for use in making filings on my behalf;

(4) report all of my transactions (including those of my family members and other persons attributable to me under Section 16) involving Company stock; and

(5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorneys-in-fact

         The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the sutbstitute or subsituttes of any of such attorneys-n-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respoect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of December, 2008.



Signature: /s/Bennett Dorrance   Print Name:  Bennett Dorrance